UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/23/2009

OYO GEOSPACE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  333-36727

DE	76-0447780
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7007 Pinemont Drive, Houston, TX 77040
(Address of principal executive offices, including zip code)

(713) 986-4444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.    Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On February 23, 2009, the Board of Directors of OYO Geospace Corporation amended the OYO Geospace Corporation General Code of Business Conduct and Supplemental Code of Ethics (the "Code of Conduct") to provide that the termination date of the "Insider Trading Blackout Period", as such term is defined in the Code of Conduct, is the close of business on the second business day following the date of public disclosure of the financial results for the fiscal quarter or year.

Item 7.01.    Regulation FD Disclosure

Attached as Exhibit 99.1 are remarks made by Gary Owens at the Annual Stockholders Meeting of OYO Geospace Corporation held on February 23, 2009.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Remarks of Gary Owens made at OYO Geospace Corporation Annual Stockholders Meeting held on February 23, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYO GEOSPACE CORPORATION

Date: February 23, 2009	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Remarks of Gary Owens made at the OYO Geospace Corporation Annual Stockholders Meeting held on February 23, 2009.